As filed with the Securities and Exchange Commission on September 2, 2015

Registration Statement No. 033-31439

Registration Statement No. 033-34112

Registration Statement No. 033-44519

Registration Statement No. 033-58929

Registration Statement No. 333-04021

Registration Statement No. 333-17889

Registration Statement No. 333-45935

Registration Statement No. 333-45939

Registration Statement No. 333-90647

Registration Statement No. 333-90645

Registration Statement No. 333-75418

Registration Statement No. 333-129362

Registration Statement No. 333-146898

Registration Statement No. 333-181381

Registration Statement No. 333-196222

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 033-31439

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 033-34112

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 033-44519

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 033-58929

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-04021

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-17889

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-45935

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-45939

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-90647

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-90645

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-75418

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-129362

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-146898

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-181381

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-196222

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MAGNETEK, INC.

(Exact name of Registrant as specified in its charter)

Delaware	95-3917584
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

N49 W13650 Campbell Drive

Menomonee Falls, Wisconsin 53051

(Address, including zip code, of principal executive offices)

1987 Stock Option Plan

1989 Incentive Stock Compensation Plan of Magnetek, Inc.

Magnetek, Inc. Non-Employee Director Stock Option Plan

Magnetek, Inc. Deferral Investment Plan

Magnetek, Inc. 1997 Non-Employee Director Stock Option Plan

Magnetek, Inc. Amended and Restated Director Compensation and Deferral Investment Plan

2000 Employee Stock Plan of Magnetek, Inc.

1999 Stock Incentive Plan of Magnetek, Inc.

Magnetek, Inc. Employee Stock Purchase Plan and 1999 Stock Incentive Plan of Magnetek, Inc.

2004 Stock Incentive Plan of Magnetek, Inc.

Amended and Restated Director and Officer compensation and Deferral Investment Plan

Magnetek, Inc. Director Compensation and Deferral Investment Plan

2014 Stock Incentive Plan of Magnetek, Inc.

(Full title of the plans)

Scott S. Cramer Vice President, General Counsel and Corporate Secretary Magnetek, Inc. N49 W13650 Campbell Drive Menomonee Falls, Wisconsin 53051 (262) 783-3500	Copy to: Patrick G. Quick Spencer T. Moats Foley& Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202 (414) 271-2400
(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

TERMINATION OF REGISTRATION

Magnetek, Inc. (the “Company”) is filing this Post-Effective Amendment to its Registration Statements on Form S-8 to withdraw and remove from registration the unissued and unsold shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable by the Company pursuant to the (i) 1987 Stock Option Plan of Magnetek, Inc., (ii) 1989 Incentive Stock Compensation Plan of Magnetek, Inc., (iii) Magnetek, Inc. Non-Employee Director Stock Option Plan, (iv) Magnetek, Inc. Deferral Investment Plan, (v) Magnetek, Inc. 1997 Non-Employee Director Stock Option Plan, (vi) Magnetek, Inc. Amended and Restated Director Compensation and Deferral Investment Plan, (vii) 2000 Employee Stock Plan of Magnetek, Inc., (viii) 1999 Stock Incentive Plan of Magnetek, Inc., (ix) Magnetek, Inc. Employee Stock Purchase Plan and 1999 Stock Incentive Plan of Magnetek, Inc., (x) 2004 Stock Incentive Plan of Magnetek, Inc., (xi) Amended and Restated Director and Officer compensation and Deferral Investment Plan, (xii) Magnetek, Inc. Director Compensation and Deferral Investment Plan and (xiii) 2014 Stock Incentive Plan of Magnetek, Inc. previously registered by the Company with the Securities and Exchange Commission pursuant to the following registration statements:

•	Registration Statement on Form S-8 (Registration No. 033-31439) filed with the Securities and Exchange Commission on October 6, 1989 (as amended September 29, 1993);

•	Registration Statement on Form S-8 (Registration No. 033-34112) filed with the Securities and Exchange Commission on April 2, 1990 (as amended April 20, 1990);

•	Registration Statement on Form S-8 (Registration No. 033-44519) filed with the Securities and Exchange Commission on December 31, 1991 (as amended September 29, 1993);

•	Registration Statement on Form S-8 (Registration No. 033-58929) filed with the Securities and Exchange Commission on April 28, 1995;

•	Registration Statement on Form S-8 (Registration No. 333-04021) filed with the Securities and Exchange Commission on May 17, 1996;

•	Registration Statement on Form S-8 (Registration No. 333-17889) filed with the Securities and Exchange Commission on December 16, 1996;

•	Registration Statement on Form S-8 (Registration No. 333-45935) filed with the Securities and Exchange Commission on February 10, 1998;

•	Registration Statement on Form S-8 (Registration No. 333-45939) filed with the Securities and Exchange Commission on February 10, 1998;

•	Registration Statement on Form S-8 (Registration No. 333-90647) filed with the Securities and Exchange Commission on November 9, 1999;

•	Registration Statement on Form S-8 (Registration No. 333-90645) filed with the Securities and Exchange Commission on November 9, 1999;

•	Registration Statement on Form S-8 (Registration No. 333-75418) filed with the Securities and Exchange Commission on December 19, 2001;

•	Registration Statement on Form S-8 (Registration No. 333-129362) filed with the Securities and Exchange Commission on November 1, 2005;

•	Registration Statement on Form S-8 (Registration No. 333-146898) filed with the Securities and Exchange Commission on October 24, 2007;

•	Registration Statement on Form S-8 (Registration No. 333-181381) filed with the Securities and Exchange Commission on May 14, 2012; and

•	Registration Statement on Form S-8 (Registration No. 333-196222) filed with the Securities and Exchange Commission on May 23, 2014 (collectively, the “Registration Statements”).

On September 2, 2015, pursuant to the terms of that certain Agreement and Plan of Merger, dated as of July 26, 2015, by and among the Company, Columbus McKinnon Corporation, a New York corporation (“Parent”), and Megatron Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”), as amended, Purchaser merged with and into the Company, with the Company surviving as a wholly owned-subsidiary of Parent (the “Merger”). In connection therewith, each outstanding share of Common Stock, other than shares of Common Stock (i) held by the Company in treasury or owned by Parent or any direct or indirect wholly-owned subsidiary of Parent (including Purchaser) or the Company, which in each case were cancelled and cease to exist, with no payment being made with respect thereto, and (ii) held by stockholders who are entitled to and properly exercise appraisal rights under Section 262 of the DGCL, was converted into the right to receive $50.00 in cash, payable net to the holder in cash, without interest, subject to any withholding of taxes required by applicable law.

As a result of the Merger, the Company terminated all offerings of its securities pursuant to its existing registration statements filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, including the Registration Statements. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any shares of its common stock that remain unsold at the termination of the offering, the Company hereby removes from registration all shares of Common Stock registered under the Registration Statements that remained unsold as of the effective time of the Merger on September 2, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Menomonee Falls, State of Wisconsin, on this 2nd day of September, 2015.

MAGNETEK, INC.

By:	/s/ Peter M. McCormick
Peter M. McCormick President and Chief Executive Officer

No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.